Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Reports to Shareholders of Janus Aspen Global Allocation Portfolio – Moderate (formerly Janus Aspen Moderate Allocation Portfolio), Janus Aspen Balanced Portfolio, Janus Aspen Enterprise Portfolio, Janus Aspen Flexible Bond Portfolio, Janus Aspen Forty Portfolio, Janus Aspen Global Research Portfolio (formerly Janus Aspen Worldwide Portfolio), Janus Aspen Global Technology Portfolio, Janus Aspen Janus Portfolio, Janus Aspen Overseas Portfolio, Janus Aspen Perkins Mid Cap Value Portfolio, Janus Aspen Protected Series – Growth, and Janus Aspen INTECH U.S. Low Volatility Portfolio (twelve of the portfolios constituting Janus Aspen Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
April 30, 2014